EXHIBIT 99.1

DIMON Incorporated	Tel: 434 792 7511

512 Bridge Street

Post Office Box 681

Danville, VA 24543-0681

USA

NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

March 8, 2005

DIMON Announces Tender Offer and Consent Solicitation

for 9 5/8% Senior Notes Due 2011

and 7 3/4% Senior Notes Due 2013

Danville, Va. – DIMON Incorporated (NYSE: DMN) today announced the commencement of a cash tender offer to purchase any and all of its outstanding (i) $200.0 million aggregate principal amount of 9 5/8% Senior Notes due 2011 (CUSIP #254394AE9) (the “9 5/8% Notes”) and (ii) $125.0 million aggregate principal amount of 7 3/4% Senior Notes due 2013 (CUSIP #254394AJ8) (the “7 3/4% Notes,” and collectively with the 9 5/8% Notes, the “Notes”). The tender offer is scheduled to expire at 5:00 p.m., New York City time, on April 5, 2005, unless extended or earlier terminated.

In conjunction with the tender offer, DIMON is soliciting consents to proposed amendments to each of the indentures governing the Notes. Among other things, the proposed amendments would eliminate substantially all of the restrictive covenants in such indentures as well as certain events of default.

Tenders of Notes may be validly withdrawn and consents may be validly revoked at any time prior to 5:00 p.m., New York City time, on March 21, 2005, unless extended or earlier terminated.

The consideration offered for each $1,000 principal amount of 9 5/8% Notes or 7 3/4% Notes validly tendered and accepted for payment under the tender offer and the consent solicitation shall be the price equal to (i) the present value on the Payment Date (as defined below) of (A) the earliest redemption price for each of the 9 5/8% Notes or the 7 3/4% Notes, as applicable, in each case as set forth in the Securities Table below (the “Earliest Redemption Price”), on the earliest optional redemption date provided in each of the indentures governing the Notes, as applicable, in each case as set forth in the Securities Table below (the “Earliest Redemption Date”), and (B) the interest that would accrue on the 9 5/8% Notes or the 7 3/4% Notes, as applicable, from the last interest payment date preceding the Payment Date to the applicable Earliest Redemption Date, determined in accordance with standard market practice on the basis of a yield (the “Tender Offer Yield”) to the Earliest Redemption Date equal to the sum of (x) the yield to maturity on the U.S. Treasury Note specified for the 9 5/8% Notes or the 7 3/4% Notes, as applicable, in each case as set forth in the Securities Table below (the “Reference Security”), as calculated by the dealer managers and solicitation agents in accordance with standard market practice, based on the bid price for the applicable Reference Security as of 10:00 a.m., New York City time, on April 1, 2005, the second business day immediately preceding the scheduled expiration time for the tender offer for the Notes (the “Price Determination Date,” unless extended, as provided in the Offer to Purchase for Cash and Consent Solicitation Statement), as displayed on the applicable page of the Bloomberg Government Pricing Monitor or any recognized quotation source selected by the dealer managers and solicitation agents in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, and (y) the fixed spread for the 9 5/8% Notes or the 7 3/4% Notes, as applicable, in each case as specified in the Securities Table below (the “Fixed Spread”) (that price being rounded to the nearest cent per $1,000 principal amount of Notes), minus accrued and unpaid interest, from the last interest payment date, up to, but not including, the Payment Date (the consideration referred to in clause (i) with respect to the 9 5/8% Notes or the 7 3/4% Notes being referred to as the “Total Consideration”), minus (ii) $30.00 per $1,000 principal amount of Notes, which is equal to the Consent Payment referred to below (the Total Consideration minus such Consent Payment being referred to as the “Tender Offer Consideration”). A consent payment of $30.00 per $1,000 principal amount of Notes (the “Consent Payment”) will be paid only to holders of Notes who tender their Notes and validly deliver their consents, and who do not validly withdraw their Notes or revoke their consents, on or prior to the consent payment deadline. In addition to the Total Consideration or Tender Offer Consideration, as applicable, with respect to each $1,000 principal amount of Notes purchased pursuant to the tender offer, DIMON will pay applicable accrued and unpaid interest on the Notes from the most recent payment of semi-annual interest preceding the Payment Date up to, but not including, the Payment Date.

SECURITIES TABLE

CUSIP No.	Outstanding Principal Amount	Title of Security	Earliest Redemption Date	Earliest Redemption Price (1)	Reference Security	Reference Page	Fixed Spread	Consent Payment (1)
254394AE9	$200,000,000	9 5/8% Senior Notes due 2011	October 15, 2006	$1,048.13	6.50% U.S. Treasury Note due October 15, 2006	PX4	50 basis points	$30.00
254394AJ8	$125,000,000	7 3/4% Senior Notes due 2013	June 1, 2008	$1,038.75	2.625% U.S. Treasury Note due May 15, 2008	PX5	50 basis points	$30.00

(1)	Per $1,000.00 principal amount of Notes

The “Payment Date” in respect of any Notes validly tendered (and not previously validly withdrawn) is expected to be promptly following the expiration of the tender offer and the consent solicitation, which may be extended.

The terms and conditions of the tender offer and the consent solicitation are specified in, and qualified in their entirety by, the Offer to Purchase for Cash and Consent Solicitation Statement and related materials that are being distributed to holders of the Notes, copies of which may be obtained from MacKenzie Partners, Inc., the information agent for the tender offer and the consent solicitation, at (800) 322-2885 (U.S. toll free) or (212) 929-5500 (collect).

DIMON has engaged Wachovia Securities and Deutsche Bank Securities Inc. to act as the dealer managers and solicitation agents in connection with the tender offer and consent solicitation. Questions regarding the tender offer and the consent solicitation may be directed to Wachovia Securities at (866) 309-6316 (U.S. toll free) or (704) 715-8341 (collect) and Deutsche Bank Securities Inc. at (212) 250-7466 (collect).

The tender offer and the consent solicitation are being conducted in connection with, and are subject to, simultaneous completion of the proposed merger of Standard Commercial Corporation with and into DIMON. DIMON will be the surviving corporation, and simultaneously with the closing of the merger, DIMON will change its name to Alliance One International, Inc.

The tender offer and the consent solicitation are subject to the satisfaction of certain conditions, including DIMON having entered into arrangements satisfactory to it with respect to financing necessary to complete the tender offer, the consent solicitation and the merger, the receipt by DIMON of consents to the proposed amendments by holders of at least a majority in aggregate principal amount outstanding of each series of Notes, the simultaneous closing of the merger and other customary conditions.

Standard today commenced a tender offer and consent solicitation to purchase any and all of its outstanding 8% Senior Notes due 2012, Series B, and to amend the indenture under which such notes were issued. DIMON’s tender offer and consent solicitation are also conditioned upon Standard receiving the requisite consents to amend such indenture.

This announcement is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer is being made solely pursuant to the terms of the Offer to Purchase for Cash and Consent Solicitation Statement, dated March 8, 2005, and the related Letter of Transmittal (as they may be amended from time to time), and those documents should be consulted for additional information regarding delivery procedures and the terms and conditions of the tender offer and the consent solicitation.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit DIMON’s website at http://www.dimon.com.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, conditions to the merger between DIMON and Standard, and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of DIMON’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the markets for financing necessary to consummate the merger, failure of either DIMON or Standard to satisfy conditions to the merger provided in the merger agreement, the timing and substance of actions by non-U.S. antitrust authorities relating to the merger, changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products and the impact of regulation and litigation on DIMON’s customers.

DIMON does not undertake any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Additional factors that could cause DIMON’s results to differ materially from those described in the forward-looking statements can be found in DIMON’s filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

Interested parties may obtain a free copy of the joint proxy statement/prospectus related to the proposed merger, as well as other filings containing information about DIMON and Standard without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to DIMON Incorporated, 512 Bridge Street, Post Office Box 681, Danville, Virginia 23543-0681, Attention: Investor Relations, (434) 792 7511.

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